Exhibit 5.1
                                  -----------

                                                         McCarter & English, LLP
                                                         Four Gateway Center
                                                         100 Mulberry Street
                                                         P.O. Box 652
                                                         Newark, NJ 07102-0652
                                                         973.622.4444
                                                         fax 973.624.7070
                                                         www.mccarter.com

                                                           [GRAPHIC OMITED]


                                                   June 29, 2004

Measurement Specialties, Inc.
710 Route 46 East
Suite 206
Fairfield, New Jersey 07004

Ladies and Gentlemen:

     In connection with the registration of 918,628 shares (the "Shares") of common stock, no par value per share ("Common Stock"), of Measurement Specialties, Inc., a New Jersey corporation (the "Company"), on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and existing under the laws of the State of New Jersey;

     2.   The  Shares  have  been  duly  authorized;  and

     3. The 918,628 shares of Common Stock, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.


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     We hereby consent to the use of this opinion as Exhibit 5.1 to the
Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof.
In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ McCarter & English, LLP

                                        McCarter & English, LLP


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